   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1996


                                                       REGISTRATION NO. 333-6067
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                               AMENDMENT NO. 3 TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------
                            LCC INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                         4812                        54-1807038
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer Identification
          incorporation                Classification                     Number)
       or organization)                 Code Number)

                         ARLINGTON COURTHOUSE PLAZA II
                      2300 CLARENDON BOULEVARD, SUITE 800
                           ARLINGTON, VIRGINIA 22201
                                 (703) 351-6666
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ---------------------
                                  PIYUSH SODHA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            LCC INTERNATIONAL, INC.
                         ARLINGTON COURTHOUSE PLAZA II
                      2300 CLARENDON BOULEVARD, SUITE 800
                           ARLINGTON, VIRGINIA 22201
                                 (703) 351-6666
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------
                                   Copies to:

           STEVEN M. KAUFMAN, ESQ.                        JUDITH R. THOYER, ESQ.
           LORRAINE SOSTOWSKI, ESQ.              PAUL, WEISS, RIFKIND, WHARTON & GARRISON
            HOGAN & HARTSON L.L.P.                     1285 AVENUE OF THE AMERICAS
         555 THIRTEENTH STREET, N.W.                  NEW YORK, NEW YORK 10019-6064
         WASHINGTON, D.C. 20004-1109                          (212) 373-3000
                (202) 637-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY
DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            LCC INTERNATIONAL, INC.

         CROSS-REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(b)

                     FORM S-1
                   ITEM NUMBER                                LOCATION IN PROSPECTUS
    1.  Forepart of the Registration Statement and
          Outside Front Cover Page of
          Prospectus..............................  Outside Front Cover Page
    2.  Inside Front and Outside Back Cover Pages
          of Prospectus...........................  Inside Front and Outside Back Cover Pages
    3.  Summary Information, Risk Factors and
          Ratio of Earnings to Fixed Charges......  Prospectus Summary; The Company; Risk
                                                      Factors
    4.  Use of Proceeds...........................  Use of Proceeds
    5.  Determination of Offering Price...........  Underwriting
    6.  Dilution..................................  Dilution
    7.  Selling Security Holders..................  Principal and Selling Stockholders
    8.  Plan of Distribution......................  Outside Front Cover Page; Underwriting
    9.  Description of Securities to be
          Registered..............................  Outside Front Cover Page; Prospectus
                                                      Summary; Description of Capital Stock
   10.  Interests of Named Experts and Counsel....  Not Applicable
   11.  Information with Respect to the
          Registrant..............................  Outside Front Cover Page; Prospectus
                                                      Summary; Risk Factors; The Company; The
                                                      Merger; The MCI Notes, MCI Note
                                                      Assumption, MCI Conversion; Use of
                                                      Proceeds; Dividend Policy; Dilution;
                                                      Capitalization; Selected Consolidated
                                                      Financial Data; Management's Discussion
                                                      and Analysis of Financial Condition and
                                                      Results of Operations; Business;
                                                      Management; Certain Transactions;
                                                      Principal and Selling Stockholders;
                                                      Description of Capital Stock; Shares
                                                      Eligible for Future Sale; Consolidated
                                                      Financial Statements
   12.  Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities.............................  Not Applicable

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.


                                                                               PAYABLE BY
                                                                               REGISTRANT
    SEC registration fee.....................................................  $   29,742
    National Association of Securities Dealers, Inc. filing fee..............       7,308
    Nasdaq National Market entry fee.........................................      31,000
    Blue Sky fees and expenses...............................................      17,000
    Accounting fees and expenses.............................................     475,000
    Legal fees and expenses..................................................     625,000
    Printing and engraving expenses..........................................     250,000
    Registrar and transfer agent's fees......................................      10,000
    Miscellaneous fees and expenses..........................................     350,000
                                                                               ----------
              Total..........................................................  $1,795,050
                                                                               ==========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Company's Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted by the Delaware Law. Under the Certificate of Incorporation, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company will obtain directors and officers liability insurance.

     The Company will enter into separate indemnification agreements with each of its directors and executive officers pursuant to which the Company will agree, among other things, and subject to certain limited exceptions: (i) to indemnify them to the fullest extent permitted by law against any liabilities and expenses (including attorneys fees) reasonably incurred in connection with any threatened, pending or completed action or other proceeding arising from the fact that they are each in an Indemnifiable Capacity or because of anything done or not done by each of them in such Indemnifiable Capacity, and (ii) to advance any such expenses no later than thirty days after demand. An Indemnifiable Capacity is defined as the fact that the person is or was a director or executive officer of the Company, or, while a director or executive officer of the

Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise.

     The Underwriting Agreement provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     From the Company's inception on June 4, 1996 through the date hereof, the Company has issued and sold the following securities:

          On June 13, 1996, LCC International issued 10 shares of Class A Common Stock to the Limited Liability Company for a purchase price of $15.00 per share.

     Such issuance of securities described above was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act ("Section 4(2)") as a transaction by an issuer not involving any public offering. In addition, in connection with the Merger, the Company intends to issue 11,455,227 shares of Class B Common Stock to RF Investors, 85,233 shares of Class B Common Stock to the Founder Corporation and 28,411 shares of Class A Common Stock to TC Group. Such transactions will also be exempt from registration pursuant to Section 4(2).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


 EXHIBIT
  NUMBER                                      DESCRIPTION
- ---------- ----------------------------------------------------------------------------------
    1      -- Form of Underwriting Agreement.*
    3.1    -- Restated Certificate of Incorporation of the Company.*
    3.2    -- Amended and Restated Bylaws of the Company.*
    4.1    -- Form of Class A and Class B Common Stock certificates.*
    5      -- Opinion regarding legality of shares being registered.*
   10.1    -- Lease Agreement dated July 23, 1990 between LCC, Incorporated and Second
              Courthouse Plaza Association Limited Partnership, assigned to Telcom Ventures,
              L.L.C. by agreement dated December 31, 1993, and further assigned to LCC,
              L.L.C. by agreement dated May 25, 1995, and Lease Extension Agreement thereto, dated March 19, 1996.*
   10.2    -- Employment Agreement dated September 14, 1990 between LCC, Incorporated and
              Piyush Sodha.*
   10.3    -- Lease Agreement dated January 28, 1991 between Second Courthouse Plaza
              Associates Limited Partnership and LCC, Incorporated and Lease Extension
              Agreement thereto, dated March 19, 1996.*
   10.4    -- Assignment of Lease and Landlord's Consent to Assignment dated December 31,
              1993 by and between Second Courthouse Plaza Associates Limited Partnership,
              LCC, Incorporated and Telcom Ventures, L.L.C., as further assigned to LCC,
              L.L.C. by agreement dated May 25, 1995.*
   10.5    -- Lease Extension Agreement dated December 31, 1993 by and among Second
              Courthouse Plaza Associates Limited Partnership and Telcom Ventures, L.L.C.*
   10.6    -- 1994 LCC, L.L.C. Incentive Compensation Plan.*
   10.7    -- Sublease Agreement dated May 7, 1994 between LCC, L.L.C. and Minirth-Meier Byrd
              Clinic, P.A.*

 EXHIBIT
  NUMBER                                      DESCRIPTION
- ---------- ----------------------------------------------------------------------------------
   10.8    -- Lease Agreement dated May 9, 1994 between Colonial Village Center Associates and LCC, L.L.C. and First Amendment thereto, dated May 1, 1995.*
   10.9    -- Subordinated Note due 2000 by Telcom Ventures, L.L.C. payable to MCI Telecom-
              munications Corporation dated June 28, 1994.*
   10.10   -- Subordinated Note due 2000 by LCC, L.L.C. payable to MCI Telecommunications
              Corporation dated June 28, 1994.*
  +10.11   -- Agreement dated November 15, 1994 by and between LCC, L.L.C. and Pacific Bell
              Mobile Services.*
  +10.12   -- Amended and Restated Software License and Services Agreement dated July 1, 1995 by and between TSI, a division of LCC, L.L.C. and NEXTEL Communications, Inc.*
   10.13   -- LCC International, Inc. 1996 Directors Stock Option Plan.*
   10.14   -- LCC International, Inc. 1996 Employee Stock Option Plan.*
   10.15   -- LCC International, Inc. 1996 Employee Stock Purchase Plan.*
   10.16   -- Amended and Restated Shareholders' Rights Agreement dated February   , 1996
              between NextWave Telecom Inc. and LCC, L.L.C.*
   10.17   -- Letter Agreement dated March   , 1996 between NextWave Telecom, Inc. and LCC,
              L.L.C.*
  +10.18   -- Letter Agreement dated March 12, 1996 between NextWave Telecom, Inc. and LCC,
              L.L.C.*
   10.19   -- Subscription Agreement dated March   , 1996 between NextWave Telecom, Inc. and
              LCC, L.L.C.*
   10.20   -- Office Building Lease dated March 19, 1996 between Second Courthouse Associates
              Limited Partnership and LCC, L.L.C.*
   10.21   -- Convertible Loan and Investment Agreement dated March 20, 1996 by and between
              LCC, L.L.C. and DCR Communications, Inc.*
  +10.22   -- Letter Agreement dated March 20, 1996 by and between LCC, L.L.C. and DCR
              Communications, Inc.*
   10.23   -- Agreement dated May 17, 1996, between LCC, L.L.C. and West*Park Associates
              Limited Partnership for office space at 7925 Jones Branch Drive, McLean,
              Virginia, 22102.*
   10.24   -- Agreement dated May 17, 1996, between LCC, L.L.C. and West*Park Associates
              Limited Partnership for office space at 7927 Jones Branch Drive, McLean,
              Virginia, 22102.*
   10.25   -- Letter Agreement dated May 31, 1996 between LCC International, Inc. and Arno
              Penzias.*
   10.26   -- Credit Agreement dated June 14, 1996 among LCC, L.L.C., LCC Design Services,
              L.L.C., LCC Development Company, L.L.C. and The Chase Manhattan Bank (National
              Association).*
   10.27   -- Security Agreement dated June 14, 1996 among LCC, L.L.C., LCC Design Services,
              L.L.C. and LCC Development Company, L.L.C., in favor of The Chase Manhattan
              Bank (National Association).*
   10.28   -- Intellectual Property Security Agreement dated June 14, 1996 by LCC, L.L.C. in favor of The Chase Manhattan Bank (National Association).*
   10.29   -- Pledge Agreement dated June 14, 1996 among LCC, L.L.C., LCC Design Services,
              L.L.C. and LCC Development Company, L.L.C., in favor of The Chase Manhattan
              Bank (National Association).*

 EXHIBIT
  NUMBER                                      DESCRIPTION
- ---------- ----------------------------------------------------------------------------------
   10.30   -- Intercompany Agreement dated as of August 27, 1996 among Telcom Ventures,
              L.L.C., LCC, L.L.C., LCC International, Inc., Cherrywood Holdings, Inc.,
              Rajendra Singh, Neera Singh, certain trusts for the benefit of members of the
              Singh family, Carlyle-LCC Investors I, L.P., Carlyle-LCC Investors II, L.P.,
              Carlyle-LCC Investors III, L.P., Carlyle-LCC IV (E), L.P., MDLCC, L.L.C. and TC
              Group, L.L.C.*
   10.31   -- Registration Rights Agreement dated July 25, 1996 among LCC International,
              Inc., RF Investors, L.L.C. and MCI Telecommunications Corporation.*
   10.32   -- Form of Indemnity Agreement between LCC International, Inc. and each of
              Rajendra Singh, Neera Singh, Piyush Sodha, Mark D. Ein, Arno A. Penzias, J.
              Michael Bonin, Kathryn M. Condello, Peter A. Deliso, Richard Hozik, Frank F.
              Navarrete, Donald R. Rose and Gerard L. Vincent.*
   10.33   -- Overhead and Administrative Services Agreement dated August 27, 1996 between
              LCC International, Inc. and Telcom Ventures, L.L.C.*
   10.34   -- Agreement of Merger dated September 15, 1996 between LCC, L.L.C. and LCC
              International, Inc.*
   10.35   -- Form of LCC International, Inc. Directors Stock Option Plan stock option agreement for directors who will receive Class B Common Stock.*
   10.36   -- Amended and Restated Securityholders Agreement dated July 25, 1996 among Telcom
              Ventures, L.L.C., LCC, Incorporated, TC Group, L.L.C., LCC, L.L.C. and MCI
              Telecommunications Corporation.*
   10.37   -- Amendment to Subordinated Note due 2000 by Telcom Ventures, L.L.C. payable to
              MCI Telecommunications Corporation dated July 25, 1996.*
   10.38   -- Amendment to Subordinated Note due 2000 by LCC, L.L.C. payable to MCI
              Telecommunications Corporation dated July 25, 1996.*
   10.39   -- Form of Promissory Note by Telcom Ventures, L.L.C. to LCC International, Inc.*
   10.40   -- Form of Stock Option Agreement between LCC International, Inc. and the Carlyle
              Option Designees.*
   10.41   -- Form of LCC International, Inc. 1996 Employee Stock Option Plan incentive stock option agreement.*
   10.42   -- Form of LCC International, Inc. 1996 Employee Stock Option Plan non-incentive stock option agreement.*
   10.43   -- Form of LCC International, Inc. 1996 Employee Stock Option Plan non-incentive stock option agreement (for employees who had been eligible to participate in the LCC, L.L.C. 1994 Phantom Membership Plan or the LCC, L.L.C. 1996 Employee
              Option Plan).*
   10.44   -- Form of LCC International, Inc. Directors Stock Option Plan stock option agreement for directors who will receive Class A Common Stock (other than Mark
              D. Ein).*
   10.45   -- Form of LCC International, Inc. Directors Stock Option Plan stock option agreement for Mark D. Ein.*
   10.46   -- Form of Phantom Membership Plan Exchange Agreement.*
   10.47   -- Revolving Credit Note dated June 14, 1996 by LCC, L.L.C. to The Chase Manhattan
              Bank (National Association) in the amount of $12,500,000.*
   10.48   -- Term Note dated June 14, 1996 by LCC, L.L.C. to The Chase Manhattan Bank
              (National Association) in the amount of $7,500,000.*
   10.49   -- Letter Agreement dated August 22, 1996 between LCC International, Inc. and Arno
              Penzias.*

 EXHIBIT
  NUMBER                                      DESCRIPTION
- ---------- ----------------------------------------------------------------------------------
   10.50   -- Lease Agreement dated July 17, 1992 between Colonial Village Center Associates and Telecom Solutions, Inc., assigned to Telcom Ventures, L.L.C. by agreement dated December 30, 1993, amended by Amendment to Lease dated June 10, 1994, and
              further assigned to LCC, L.L.C. by agreement dated September   , 1996.*
   10.51   -- Form of Notice of Assignment of Subordinated Note Due 2000 from Telcom
              Ventures, L.L.C. and LCC International, Inc. to MCI Telecommunications
              Corporation.*
   10.52   -- Form of Second Amendment to Subordinated Note Due 2000 by Telcom Ventures,
              L.L.C. and LCC International, Inc. payable to MCI Telecommunications
              Corporation.*
   10.53   -- Form of Third Amendment to Subordinated Note Due 2000 by Telcom Ventures,
              L.L.C. and LCC International, Inc. payable to MCI Telecommunications
              Corporation.*
   10.54   -- Amendment to Amended and Restated Securityholders Agreement dated September 19,
              1996 among Telcom Ventures, L.L.C., LCC, Incorporated, TC Group, L.L.C., LCC,
              L.L.C. and MCI Telecommunications Corporation.*
   10.55   -- Series D Convertible Debenture Due March 27, 2001 by DCR Communications, Inc.
              dated March 27, 1996.*
   10.56   -- Series D Convertible Debenture Due May 10, 2001 by DCR Communications, Inc.
              dated May 10, 1996.*
   10.57   -- Form of Amended and Restated Credit Agreement dated as September   , 1996 among
              LCC International, Inc., LCC Design Services, L.L.C., LCC Development Company,
              L.L.C., The Lenders Signatory hereto and The Chase Manhattan Bank as
              Administrative Agent.
   10.58   -- Form of $20 Million Revolving Credit Note of LCC, International, Inc. to The
              Chase Manhattan Bank dated September  , 1996.
   10.59   -- Form of Subordination and Intercreditor Agreement dated as of September   ,
              1996 by and among The Chase Manhattan Bank, as administrative agent, MCI
              Telecommunications Corporation and LCC International, Inc.
   11      -- Computation of Earnings Per Common Shares.*
   21      -- Subsidiaries of the Company.*
   23.1    -- Consent of KPMG Peat Marwick LLP.
   23.2    -- Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)*
   27      -- Financial Data Schedule.*


- ---------------


* Previously filed in Amendment No. 1 or Amendment No. 2 to the Registration Statement.


+ Confidential treatment has been granted for certain portions of this document.
  The copy filed as an exhibit omits the information subject to the confidential treatment request.

     (b) Financial Statement Schedules.

         Schedule    -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on the 24th day of September, 1996.


                                            LCC INTERNATIONAL, INC.

                                            By      /s/  RAJENDRA SINGH
                                             -----------------------------------
                                                       Rajendra Singh
                                                 Chairperson of the Board of
                                                           Directors


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 SIGNATURES                                TITLE                      DATE
             /s/  RAJENDRA SINGH                Chairperson of the Board of    September 24, 1996
- ---------------------------------------------     Directors
               Rajendra Singh
                          *                     Co-Chairperson of the Board    September 24, 1996
- ---------------------------------------------     of Directors and Executive
                 Neera Singh                      Vice President
                          *                     Director, President and        September 24, 1996
- ---------------------------------------------     Chief Executive Officer
                Piyush Sodha                      (Principal Executive
                                                  Officer)
                          *                     Senior Vice President,         September 24, 1996
- ---------------------------------------------     Treasurer and Chief
                Richard Hozik                     Financial Officer
                                                  (Principal Financial
                                                  Officer and Principal
                                                  Accounting Officer)
                          *                     Director                       September 24, 1996
- ---------------------------------------------
                 Mark D. Ein
                          *                     Director                       September 24, 1996
- ---------------------------------------------
                Arno Penzias



*By:      /s/  RAJENDRA SINGH

     ---------------------------------

              Rajendra Singh


             Attorney-in-fact

                SCHEDULE ___ - VALUATION AND QUALIFYING ACCOUNTS
                             (Amounts in Thousands)



             Column A                        Column B                     Column C               Column D        Column E
- ----------------------------------      -----------------   ----------------------------------  -----------    -----------
                                                                         Additions
                                                            ----------------------------------
                                             Balance at         Charged to        Charges to                    Balance at
Description                             Beginning of Period Costs and Expenses  Other Accounts  Deductions(1)  End of Period
                                        ------------------- ------------------  --------------  -------------  -------------
Year ended December 31, 1993
    Allowance for doubtful accounts               758                 556              --            231           1,083

Year ended December 31, 1994
    Allowance for doubtful accounts             1,083               2,083              --            370           2,796

Year ended December 31, 1995
    Allowance for doubtful accounts             2,796                 622              --            287           3,131

- ----------------
(1) Deduction for write-off of receivables to allowance account.

                                 EXHIBIT INDEX


                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                   DESCRIPTION                                     PAGES
- ------    -------------------------------------------------------------------------   ------------
  1       -- Form of Underwriting Agreement.* .....................................
  3.1     -- Restated Certificate of Incorporation of the Company.* ...............
  3.2     -- Amended and Restated Bylaws of the Company.* .........................
  4.1     -- Form of Class A and Class B Common Stock certificates.* ..............
  5       -- Opinion regarding legality of shares being registered.* ..............
 10.1     -- Lease Agreement dated July 23, 1990 between LCC, Incorporated and
             Second Courthouse Plaza Association Limited Partnership, assigned to
             Telcom Ventures, L.L.C. by agreement dated December 31, 1993, and further assigned to LCC, L.L.C. by agreement dated May 25, 1995, and
             Lease Extension Agreement thereto, dated March 19, 1996.* ............
 10.2     -- Employment Agreement dated September 14, 1990 between LCC,
             Incorporated and Piyush Sodha.*.......................................
 10.3     -- Lease Agreement dated January 28, 1991 between Second Courthouse Plaza
             Associates Limited Partnership and LCC, Incorporated and Lease
             Extension Agreement thereto, dated March 19, 1996.*...................
 10.4     -- Assignment of Lease and Landlord's Consent to Assignment dated
             December 31, 1993 by and between Second Courthouse Plaza Associates
             Limited Partnership, LCC, Incorporated and Telcom Ventures, L.L.C., as
             further assigned to LCC, L.L.C. by agreement dated May 25, 1995.* ....
 10.5     -- Lease Extension Agreement dated December 31, 1993 by and among Second
             Courthouse Plaza Associates Limited Partnership and Telcom Ventures,
             L.L.C.*...............................................................
 10.6     -- 1994 LCC, L.L.C. Incentive Compensation Plan.*........................
 10.7     -- Sublease Agreement dated May 7, 1994 between LCC, L.L.C. and
             Minirth-Meier Byrd Clinic, P.A.*......................................
 10.8     -- Lease Agreement dated May 9, 1994 between Colonial Village Center
             Associates and LCC, L.L.C. and First Amendment thereto, dated May 1,
             1995.*................................................................
 10.9     -- Subordinated Note due 2000 by Telcom Ventures, L.L.C. payable to MCI
             Telecommunications Corporation dated June 28, 1994.*..................
 10.10    -- Subordinated Note due 2000 by LCC, L.L.C. payable to MCI
             Telecommunications Corporation dated June 28, 1994.*..................
+10.11    -- Agreement dated November 15, 1994 by and between LCC, L.L.C. and
             Pacific Bell Mobile Services.* .......................................
+10.12    -- Amended and Restated Software License and Services Agreement dated
             July 1, 1995 by and between TSI, a division of LCC, L.L.C. and NEXTEL
             Communications, Inc.* ................................................
 10.13    -- LCC International, Inc. 1996 Directors Stock Option Plan.* ...........
 10.14    -- LCC International, Inc. 1996 Employee Stock Option Plan.* ............
 10.15    -- LCC International, Inc. 1996 Employee Stock Purchase Plan.* ..........
 10.16    -- Amended and Restated Shareholders' Rights Agreement dated February   ,
             1996 between NextWave Telecom Inc. and LCC, L.L.C.*...................
 10.17    -- Letter Agreement dated March   , 1996 between NextWave Telecom, Inc.
             and LCC, L.L.C.*......................................................

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                   DESCRIPTION                                     PAGES
- ------    -------------------------------------------------------------------------   ------------
+10.18    -- Letter Agreement dated March 12, 1996 between NextWave Telecom, Inc.
             and LCC, L.L.C.* .....................................................
 10.19    -- Subscription Agreement dated March   , 1996 between NextWave Telecom,
             Inc. and LCC, L.L.C.*.................................................
 10.20    -- Office Building Lease dated March 19, 1996 between Second Courthouse
             Associates Limited Partnership and LCC, L.L.C.*.......................
 10.21    -- Convertible Loan and Investment Agreement dated March 20, 1996 by and between LCC, L.L.C. and DCR Communications, Inc.*.....................
+10.22    -- Letter Agreement dated March 20, 1996 by and between LCC, L.L.C. and
             DCR Communications, Inc.* ............................................
 10.23    -- Agreement dated May 17, 1996, between LCC, L.L.C. and West*Park
             Associates Limited Partnership for office space at 7925 Jones Branch
             Drive, McLean, Virginia, 22102.*......................................
 10.24    -- Agreement dated May 17, 1996, between LCC, L.L.C. and West*Park
             Associates Limited Partnership for office space at 7927 Jones Branch
             Drive, McLean, Virginia, 22102.*......................................
 10.25    -- Letter Agreement dated May 31, 1996 between LCC International, Inc.
             and Arno Penzias.*....................................................
 10.26    -- Credit Agreement dated June 14, 1996 among LCC, L.L.C., LCC Design
             Services, L.L.C., LCC Development Company, L.L.C. and The Chase
             Manhattan Bank (National Association).*...............................
 10.27    -- Security Agreement dated June 14, 1996 among LCC, L.L.C., LCC Design
             Services, L.L.C. and LCC Development Company, L.L.C., in favor of The
             Chase Manhattan Bank (National Association).*.........................
 10.28    -- Intellectual Property Security Agreement dated June 14, 1996 by LCC,
             L.L.C. in favor of The Chase Manhattan Bank (National
             Association).*........................................................
 10.29    -- Pledge Agreement dated June 14, 1996 among LCC, L.L.C., LCC Design
             Services, L.L.C. and LCC Development Company, L.L.C., in favor of The
             Chase Manhattan Bank (National Association).*.........................
 10.30    -- Intercompany Agreement dated as of August 27, 1996 among Telcom
             Ventures, L.L.C., LCC, L.L.C., LCC International, Inc., Cherrywood
             Holdings, Inc., Rajendra Singh, Neera Singh, certain trusts for the benefit of members of the Singh family, Carlyle-LCC Investors I, L.P.,
             Carlyle-LCC Investors II, L.P., Carlyle-LCC Investors III, L.P.,
             Carlyle-LCC IV (E), L.P., MDLCC, L.L.C. and TC Group, L.L.C.* ........
 10.31    -- Registration Rights Agreement dated July 25, 1996 among LCC
             International, Inc., RF Investors, L.L.C. and MCI Telecommunications
             Corporation.*.........................................................
 10.32    -- Form of Indemnity Agreement between LCC International, Inc. and each of Rajendra Singh, Neera Singh, Piyush Sodha, Mark D. Ein, Arno A.
             Penzias, J. Michael Bonin, Kathryn M. Condello, Peter A. Deliso,
             Richard Hozik, Frank F. Navarrete, Donald R. Rose and Gerard L.
             Vincent.* ............................................................
 10.33    -- Overhead and Administrative Services Agreement dated August 27, 1996 between LCC International, Inc. and Telcom Ventures, L.L.C.* .........
 10.34    -- Agreement of Merger dated September 15, 1996 between LCC, L.L.C. and
             LCC International, Inc.* .............................................

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                   DESCRIPTION                                     PAGES
- ------    -------------------------------------------------------------------------   ------------
 10.35    -- Form of LCC International, Inc. Directors Stock Option Plan stock option agreement for directors who will receive Class B Common
             Stock.* ..............................................................
 10.36    -- Amended and Restated Securityholders Agreement dated July 25, 1996 among Telcom Ventures, L.L.C., LCC, Incorporated, TC Group, L.L.C.,
             LCC, L.L.C. and MCI Telecommunications Corporation.*..................
 10.37    -- Amendment to Subordinated Note due 2000 by Telcom Ventures, L.L.C.
             payable to MCI Telecommunications Corporation dated July 25, 1996.*...
 10.38    -- Amendment to Subordinated Note due 2000 by LCC, L.L.C. payable to MCI
             Telecommunications Corporation dated July 25, 1996.*..................
 10.39    -- Form of Promissory Note by Telcom Ventures, L.L.C. to LCC
             International, Inc.* .................................................
 10.40    -- Form of Stock Option Agreement between LCC International, Inc. and the
             Carlyle Option Designees.* ...........................................
 10.41    -- Form of LCC International, Inc. 1996 Employee Stock Option Plan
             incentive stock option agreement.* ...................................
 10.42    -- Form of LCC International, Inc. 1996 Employee Stock Option Plan
             non-incentive stock option agreement.* ...............................
 10.43    -- Form of LCC International, Inc. 1996 Employee Stock Option Plan
             non-incentive stock option agreement (for employees who had been eligible to participate in the LCC, L.L.C. 1994 Phantom Membership
             Plan or the LCC, L.L.C. 1996 Employee Option Plan).* .................
 10.44    -- Form of LCC International, Inc. Directors Stock Option Plan stock option agreement for directors who will receive Class A Common Stock
             (other than Mark D. Ein).* ...........................................
 10.45    -- Form of LCC International, Inc. Directors Stock Option Plan stock option agreement for Mark D. Ein.* ...................................
 10.46    -- Form of Phantom Membership Plan Exchange Agreement.* .................
 10.47    -- Revolving Credit Note dated June 14, 1996 by LCC, L.L.C. to The Chase
             Manhattan Bank (National Association) in the amount of
             $12,500,000.* ........................................................
 10.48    -- Term Note dated June 14, 1996 by LCC, L.L.C. to The Chase Manhattan
             Bank (National Association) in the amount of $7,500,000.* ............
 10.49    -- Letter Agreement dated August 22, 1996 between LCC International, Inc.
             and Arno Penzias.* ...................................................
 10.50    -- Lease Agreement dated July 17, 1992 between Colonial Village Center
             Associates and Telecom Solutions, Inc., assigned to Telcom Ventures,
             L.L.C. by agreement dated December 30, 1993, amended by Amendment to
             Lease dated June 10, 1994, and further assigned to LCC, L.L.C. by
             agreement dated September   , 1996.* .................................
 10.51    -- Form of Notice of Assignment of Subordinated Note Due 2000 from Telcom
             Ventures, L.L.C. and LCC International, Inc. to MCI Telecommunications
             Corporation.* ........................................................
 10.52    -- Form of Second Amendment to Subordinated Note Due 2000 by Telcom
             Ventures, L.L.C. and LCC International, Inc. payable to MCI
             Telecommunications Corporation.* .....................................

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                   DESCRIPTION                                     PAGES
- ------    -------------------------------------------------------------------------   ------------
 10.53    -- Form of Third Amendment to Subordinated Note Due 2000 by Telcom
             Ventures, L.L.C. and LCC International, Inc. payable to MCI
             Telecommunications Corporation.* .....................................
 10.54    -- Amendment to Amended and Restated Securityholders Agreement dated
             September 19, 1996 among Telcom Ventures, L.L.C., LCC, Incorporated,
             TC Group, L.L.C., LCC, L.L.C. and MCI Telecommunications
             Corporation.* ........................................................
 10.55    -- Series D Convertible Debenture Due March 27, 2001 by DCR
             Communications, Inc. dated March 27, 1996.* ..........................
 10.56    -- Series D Convertible Debenture Due May 10, 2001 by DCR Communications,
             Inc. dated May 10, 1996.* ............................................
 10.57    -- Form of Amended and Restated Credit Agreement dated as September   ,
             1996 among LCC International, Inc., LCC Design Services, L.L.C., LCC
             Development Company, L.L.C., The Lenders Signatory hereto and The
             Chase Manhattan Bank as Administrative Agent.
 10.58    -- Form of $20 Million Revolving Credit Note of LCC, International, Inc.
             to The Chase Manhattan Bank dated September  , 1996.
 10.59    -- Form of Subordination and Intercreditor Agreement dated as of
             September   , 1996 by and among The Chase Manhattan Bank, as
             administrative agent, MCI Telecommunications Corporation and LCC
             International, Inc.
 11       -- Computation of Earnings Per Common Shares.*...........................
 21       -- Subsidiaries of the Company.*.........................................
 23.1     -- Consent of KPMG Peat Marwick LLP. ....................................
 23.2     -- Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).*...........
 27       -- Financial Data Schedule.*.............................................


- ---------------


* Previously filed in Amendment No. 1 or Amendment No. 2 to the Registration Statement.


+ Confidential treatment has been granted for certain portions of this document.
  The copy filed as an exhibit omits the information subject to the confidential treatment request.

     (b) Financial Statement Schedules.

         Schedule    -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.